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                                 SECOND AMENDMENT TO
                         AGREEMENT FOR PURCHASE AND SALE AND
                              JOINT ESCROW INSTRUCTIONS


          THIS SECOND AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (this "Second Amendment") is made and entered into as of this 23rd day of December, 1998, by and between INTERNATIONAL HOTEL ACQUISITIONS, LLC, a Delaware limited liability company ("Seller"), and KSL GRAND WAILEA RESORT, INC., a Delaware corporation ("Buyer").

                                  R E C I T A L S :

          WHEREAS, Seller and KSL Recreation Corporation, a Delaware corporation ("KSL Rec") entered into that certain Agreement for Purchase and Sale and Joint Escrow Instructions, dated November 5, 1998, and that certain First Amendment to Agreement for Purchase and Sale and Joint Escrow Instructions dated as of November 12, 1998 (collectively, the "Agreement of Sale"), pursuant to which Seller agreed to sell and Buyer agreed to buy certain improved real property known as "Grand Wailea Resort Hotel & Spa", located in Wailea, Maui, Hawaii and as more particularly described therein;

          WHEREAS, KSL Rec assigned its rights to Buyer pursuant to that certain Assignment of Agreement for Purchase and Sale dated as of December 10, 1998;

          WHEREAS, the parties hereto desire to modify certain terms of the Agreement of Sale in certain respects.

                                 A G R E E M E N T :

          NOW, THEREFORE, incorporating the foregoing recitals, and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

          1. DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement of Sale.

          2.   PURCHASE PRICE.  The definition of "Purchase Price" contained in
Article 1 of the Agreement of Sale is modified by deleting the amount "Three Hundred Seventy-Five Million Dollars ($375,000,000.00)", contained therein, and replacing it with the amount "Three Hundred Seventy-Two Million Seven Hundred Seventy-Five Thousand Dollars ($372,775,000.00)."


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          3.   UNEMPLOYMENT INSURANCE RATING.  Seller has heretofore delivered to Buyer a Waiver of Employer's Experience Record (in the form heretofore provided by Buyer to Seller) executed by GWC (the "Waiver") in connection with the transfer of Hotel Manager's state and federal unemployment insurance number, rating and reserve accounts and FICA, FUTA and SUTA tax amounts. Seller hereby represents and warrants to Buyer that it has no reason to believe that such Waiver will be revoked or will otherwise be ineffective to effect such transfer as of the Closing Date; however, if such Waiver is revoked or is otherwise ineffective, Seller will reduce the cash portion of the Purchase Price paid at Closing in the amount of $281,400.00. Within sixty (60) days following Closing, Seller covenants to file and pay (or cause GWC and/or Hotel Manager to file and pay) all reports and amounts referenced in the first sentence of this Paragraph 3 relating to all periods ending prior to the Closing Date.

          4. LOT 462 LICENSE AGREEMENT. SECTIONS 7.9 and 9.1.10 of the Agreement are hereby deleted in their entirety. Seller shall have no further duty, obligation or liability to Buyer with respect to the inability to obtain the Lot 462 License Agreement, or with respect to any group Bookings or other Occupancy Commitments (whether oral or written) heretofore disclosed to Buyer or of which Buyer has actual knowledge (which, for purposes of this paragraph 4 only, shall be deemed to include the actual knowledge of Andrew Beaman, Esq.) for the use of the area known as "Lai Honua" or any Claims made by hotel guests or other Persons for the use of such area pursuant to the terms of any such group Bookings or other Occupancy Commitments (collectively, the "Lai Honua Agreements"). As used herein and in the Agreement, the term "Bookings" shall be deemed to include the Lai Honua Agreements notwithstanding anything seemingly contained in the Agreement to the contrary and, accordingly, Seller's obligations under the Lai Honua Agreements shall be treated as obligations expressly assumed by Buyer as provided in SECTION 2.2 and shall be included for purposes of the indemnification provisions set forth in SECTION 13.21.3 of the Agreement.

          5.   ECONOMIC CLOSING DATE.  Notwithstanding anything contained in
SECTION 8.12 of the Agreement to the contrary, if on or before 1:00 p.m. Eastern Standard Time on December 24, 1998 Buyer deposits into Escrow the cash balance of the Purchase Price in accordance with the provisions of SECTION 3.1.4 of the Agreement, the Economic Closing Date will be deemed to be December 23, 1998 and all prorations, credits and adjustments for purposes of SECTION 8 of the Agreement shall be determined as of 12:01 a.m. on such date.

          6. INTEREST RATE CAP AGREEMENT. Concurrently with the Closing, Seller shall assign to Buyer the Interest Rate Cap Agreement with respect to the First Mortgage Loan, and Seller shall receive a credit from Buyer at Closing of Twenty-Seven Thousand Dollars ($27,000.00). Seller shall cooperate with Buyer to obtain Sumitomo Bank's consent to such assignment.

          7. EMPLOYEE HOUSING. The following is hereby added to the Agreement of Sale as a new representation of Seller contained in SECTION 6.1.: "6.1.14 EMPLOYEE HOUSING. Buyer shall have no obligation or liability to pay any housing subsidy to Kiawe Partners, a


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Hawaii limited partnership ("KIAWE PARTNERS"), or any assignee, affiliate or subsidiary of Kiawe Partners, relating to Kiawe Terrace Apartments, including, but not limited to, any obligation set forth under the following agreements:
(a) Employee Housing Agreement dated June 15, 1998 between Kiawe Partners and Seller; (b) Agreement with Regard to Employee Housing dated November 8, 1998 between Kiawe Partners, GWC and SCP (Maui 5), Inc., a Hawaii corporation; (c) Agreement Relating to Employee Housing dated August 28, 1991 between Kiawe Partners, GWC, Wailea Beach Palace Company, a Hawaii limited partnership "WAILEA PALACE"), and the Department of Water Supply of the County of Maui; (d) First Amendment to Employee Housing Agreement between Kiawe Partners, GWC and Wailea Palace (exhibit A to document (c)); (e) First Amendment to Employee Housing Agreement dated April 22, 1991, between Kiawe Partners, GWC and Wailea Palace; and (f) Employee Housing Agreement dated December 21, 1990, between Kiawe Partners, GWC and Wailea Palace."

          8. ACQUISITION OF LOT 462. If Buyer enters into a fully executed written agreement with the fee owner of Lot 462 (and the holder(s) of any indebtedness secured thereby) on or prior to January 31, 1999, pursuant to which Buyer has agreed to purchase the area known as Lai Honua on terms acceptable to Buyer in its sole and absolute discretion (the "LOT 462 SALE AGREEMENT"), then Buyer shall pay to Seller the amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00). Such payment shall be made to Seller, if at all, within thirty (30) days following consummation of the purchase of such property pursuant to the Lot 462 Sale Agreement only. Seller shall not be entitled to such payment if Buyer acquires Lot 462 or any material portion thereof pursuant to an agreement other than the Lot 462 Sale Agreement. For purposes of this
SECTION 8; however, a long term ground lease, long term exclusive easement or other long term arrangement which is substantially the equivalent of a transfer of the beneficial ownership of Lai Honua property shall be considered a purchase for purposes of this paragraph 8.

          9. FIDELIO AGREEMENT. The dollar figure referenced in clause (iv) of Section 8.3 is hereby changed to Three Hundred Sixty-Five Thousand Eight Hundred Two Dollars ($365,802.00).


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          10.  COOPERATION REGARDING FINANCIAL INFORMATION.  After Closing,
Seller shall make available (and shall exercise its best efforts to cause Hotel Manager to make available) to Buyer any books, records or other financial data in the possession or reasonable control of Seller or Hotel Manager (as applicable) (including, without limitation, financial information and related work product in the possession or control of KPMG Peat Marwick and Price Waterhouse) to the extent necessary to permit Buyer's public accountants to perform an audit (on an expeditious timetable) of any period of Hotel operations beginning on or after January 1, 1995. In this connection, Seller hereby consents to the release by Price Waterhouse to Buyer of all such information in Price Waterhouse's possession or control, including, without limitation, any financial statements, reports or other work product prepared or collected by it with respect to Hotel operations for any such period, Seller shall further exercise its best efforts to cause KPMG Peat Marwick to release the same or similar information for all such periods to the extent in its possession or control.

          11.  MISCELLANEOUS.

               11.1 Each of Buyer and Seller acknowledge that it and its counsel have participated substantially in the drafting of this Second Amendment and agree that, accordingly, in interpretation and construction of this Second Amendment, no ambiguity, real or apparent, in any provision hereof shall be construed against Buyer or Seller by reason of the role of such party or its counsel in the drafting of such provision.

               11.2 If any provision of this Second Amendment as applied to Buyer and Seller or to any circumstances shall be held by a court of competent jurisdiction to be void or unenforceable for any reason, such event shall in no way affect the validity or enforceability of this Second Amendment as a whole, or of any other provisions hereof, or of the provision in question when applied to circumstances materially different from those involved in such holding.

               11.3 THIS SECOND AMENDMENT SHALL BE DEEMED TO BE AN AGREEMENT MADE UNDER THE LAWS OF THE STATE OF CALIFORNIA AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT OF THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

               11.4 This Second Amendment may be executed in any number of counterparts and by each party on separate counterparts, each of which when executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument. Signatures pages transmitted to the party by telecopier are valid and binding as if originally executed.

               11.5 This Second Amendment shall not be recorded or filed in the public land or other public records of any jurisdiction by either Buyer or Seller, and any attempt to do so may be treated by the other party as a breach of this Second Amendment.


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               11.6  Except as amended by this Second Amendment, the Agreement of Sale shall remain in full force and effect. If any provision contained in this Second Amendment conflicts with any provisions contained in the Agreement of Sale, the provisions of this Second Amendment shall control.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Second Amendment as of the day and year first above written.

Seller: INTERNATIONAL HOTEL ACQUISITIONS, LLC, a Delaware limited liability company

                                        By:  /s/ Lance J. Graber
                                             ----------------------------------
                                             Name:   Lance Graber
                                                   ----------------------------
                                             Title:  Vice President
                                                   ----------------------------

Buyer:                                  KSL GRAND WAILEA RESORT, INC.,
                                        a Delaware corporation

                                        By:  /s/ John K. Saer, Jr.
                                             ----------------------------------
                                             Name:   John K. Saer, Jr.
                                                   ----------------------------
                                             Title:  Chief Financial Officer
                                                   ----------------------------


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